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                                                                     EXHIBIT 3.2

                        BYLAWS OF STURGIS BANCORP, INC.

                                   ARTICLE I

                                    OFFICES

     The principal office of the Corporation shall be at 125 East Chicago Road, in the City of Sturgis, County of St. Joseph, in the State of Michigan. The Corporation may have such other offices, either within or without the State of Michigan, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Corporation or at such other place in the state in which the principal place of business of the Corporation is located as the Board of Directors may determine.

     SECTION 2. Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually within 120 days after the end of the Corporation's fiscal year on the fourth Tuesday of April in each year if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 1:30 p.m. or at such other date and time within such 120-day period as the Board of Directors may determine.

     SECTION 3. Special Meetings. Subject to the limitations in the Articles of Incorporation, special meetings of the shareholders for any purpose or purposes may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-fifth of all of the outstanding capital stock of the Corporation entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the principal office of the Corporation addressed to the chairman of the board, the president, or the secretary.

     SECTION 4. Conduct Of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order or another written procedure adopted by the Board of Directors. The Board of Directors shall designate, when present, either the chairman of the board, or president to preside at such meetings.

     SECTION 5. Notice Of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in SECTION 6 of this ARTICLE II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. Fixing Of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than sixty (60) days and, in case of a meeting of shareholders, not fewer than ten

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(10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this SECTION 6, such determination shall apply to any adjournment.

     SECTION 7. Voting Lists. At least twenty (20) days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of twenty (20) days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     SECTION 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

     SECTION 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 10. Voting Of Shares In The Name Of Two Or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. Voting Of Shares By Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by a personal representative, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     No shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12.  Cumulative Voting.  No cumulative voting is permitted.

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     SECTION 13.  Inspectors Of Election.  In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than ten (10%) percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     The duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least seventy-five (75) days prior to the date of the annual meeting. No nominations for directors except those made by the nominating committee should be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Corporation at least sixty (60) days prior of the annual meeting. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least seventy-five (75) days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Corporation at least fifty (50) days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least sixty (60) days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place thirty (30) days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     SECTION 16. Informal Action By Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board and president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     SECTION 2. Number And Term. The initial Board of Directors shall consist of eight (8) members and shall be divided into three (3) classes as nearly equal in number as possible. The members of each class shall

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be elected for a term of three (3) years and until their successors are elected and qualified. One class shall be elected by ballot annually. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board.

     SECTION 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice other than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, within the Corporation's business territory, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 4. Qualification. Each director shall at all times be the beneficial owner of not less than 5,000 shares of capital stock of the Corporation. In order to qualify to serve on the Board of Directors, a director must have an intimate knowledge of the Corporation's market area, primarily the counties in which the Corporation's offices are located, in order to serve the needs of our community. No person 75 years of age shall be eligible for election, reelection, appointment or reappointment as a director of the Corporation.

     SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Corporation's normal business territory, as the place for holding any special meeting of the Board of Directors called by such persons. A majority of the directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.

     SECTION 6. Telephonic or Electronic Meetings. Members of the Board of Directors may participate in meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation's shall constitute presence in person, and shall constitute attendance for the purpose of compensation pursuant to SECTION 13 of this ARTICLE III.

     SECTION 7. Notice. Written notice of any special meeting shall be given to each director at least two (2) days prior thereto when delivered personally, by telegram or by electronic transmission at least five (5) days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph Corporation if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 8. Quorum. A majority of the number of directors fixed by SECTION 2 of this ARTICLE III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by SECTION 7 of this ARTICLE III.

     SECTION 9. Manner Of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by these Bylaws.

     SECTION 10. Action Without A Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 11. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three (3) consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when

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such resignation is accepted by the Board of Directors. Whenever a director shall retire from or substantially change his occupation at the time he was elected to the Board of Directors, it shall automatically constitute a resignation effective when such resignation is accepted by the Board of Directors.

     SECTION 12. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 13. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual or telephonic attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for actual or telephonic attendance at committee meetings as the Board of Directors may determine.

     SECTION 14. Presumption Of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation within five (5) days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 15. Removal Of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     SECTION 16. Execution Of Instruments, Generally. All documents and instruments or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the Corporation or any one of them and in such manner as from time to time may be determined by resolution of the Board. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board may from time to time determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board may from time to time determine.

     SECTION 17. Voting Securities Owned By the Corporation. Proxies to vote with respect to shares or accounts of other corporation's or stock of other corporations owned by, or standing in the name of, the Corporation may be executed and delivered from time to time on behalf of the Corporation by the president or a vice president and the secretary of the Corporation or by any other persons so authorized by the Board.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full Board, may designate the chief executive officer and two or more of the other directors to constitute an Executive Committee. The designation of any committee pursuant to this ARTICLE IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2. Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee; and except also that the Executive Committee shall not have the authority of the Board of Directors with reference to: (i) the

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declaration of dividends; (ii) the amendment of the articles of incorporation or
Bylaws of the Corporation, or recommending to the stockholders a plan of merger, consolidation, or conversion; (iii) the sale, lease, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; (iv) a voluntary dissolution of the Corporation; (v) a revocation of any of the foregoing; (vi) or the approval of a transaction in which any member of the Executive Committee, directly or indirectly, has any material beneficial interest.

     SECTION 3. Tenure. Subject to the provisions of SECTION 8 of this ARTICLE IV, each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the Executive Committee.

     SECTION 4. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

     SECTION 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6. Action Without A Meeting. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee.

     SECTION 7. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     SECTION 8. Resignations And Removal. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. Procedure. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

     SECTION 10. Other Committees. The Board of Directors may by resolution establish other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Corporation and may prescribe the duties, constitution, and procedures thereof.

                                   ARTICLE V

                                    OFFICERS

     SECTION 1. Positions. The officers of the Corporation shall be a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the Board of Directors designates the chairman of the board as chief executive officer. The president shall be a director of the Corporation. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of

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Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. Election And Term Of Office. The officers of the Corporation shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with regulations of the Board; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with SECTION 3 of this ARTICLE V. Additional officers may be elected during the Corporation year.

     SECTION 3. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

     SECTION 6. Age limitations. No person 70 years of age shall be eligible for election, re-election, appointment or reappointment as an officer of the Corporation. No officer shall serve beyond the annual meeting of the Corporation immediately following the officer becoming 70 except that an officer serving on the adoption date of these Bylaws may complete the term.

                                   ARTICLE VI

                      CONTRACT, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. Except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

     SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board of Directors may select.

                                  ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. Certificates For Shares. Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and approved by the Board. Such

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certificates shall be signed by the president or by any other officer of the
Corporation authorized by the Board of Directors, attested by the secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2. Transfer Of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.

     SECTION 3. Appointment Of Stock Registrar And Transfer Agent. The Board of Directors may appoint a stock registrar and transfer agent.

                                  ARTICLE VIII

                                INDEMNIFICATION

     SECTION 1. Obligation to Indemnify. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal including, but not limited to, any action by or in the right of the Corporation by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust, limited liability Corporation or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney's fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by he or she in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the Corporation or its shareholders and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nollo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which the person reasonably believed to be in or not opposed to the best interest of the Corporation or its shareholders, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. However, indemnification shall not be made for any claim, issue or matter in which such person had been found liable to the Corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred. The right of indemnity provided pursuant to this ARTICLE VIII shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions that the Board of Directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader than or otherwise different from those set forth in, or provided pursuant to, or in accordance with, this Article, not inconsistent with law.

     SECTION 2. Expenses of Successful Defense. To the extent that a person has been successful in the merits or otherwise in the defense of any action, suit or proceeding referred to in Section 1 of this ARTICLE VIII, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified

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against actual and reasonable expenses (including attorney's fees) incurred by such person in connection with the action, suit or proceeding in any action, suit or proceeding brought to enforce the mandatory indemnification provided by this paragraph 2.1.

     SECTION 3. Definitions. For the purpose of Section 1 of this ARTICLE VIII, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director or officer with respect to employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner that the person reasonably believed to be in the interest of the participants and beneficiaries of a employee benefit plan shall be considered to have acted in manner "not opposed to the best interest of the Corporation or its shareholders" as referred to in SECTION 1.

     SECTION 4. Contract Right; Limit on Indemnity. The right to indemnification conferred in this ARTICLE VIII shall be a contract right, shall apply to services of a director or officer as an employee or agent of the Corporation as well as in such person's capacity as a director or officer from the date he or she became or becomes a director or officer, and any repeal or modification of this paragraph shall not adversely affect any right or protection existing at the time of such repeal or modification. Except as provided in SECTION 2 of this ARTICLE VIII, the Corporation shall have no obligation under this ARTICLE VIII to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization from the Board of Directors.

     SECTION 5. Determination that Indemnification is Proper. Any indemnification under SECTION 1 of this ARTICLE VIII (unless ordered by a court) shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in
SECTION 1 and upon an evaluation of the reasonableness of expenses and amount paid in settlement. Such determination and evaluation shall be made in any of the following ways:

          (a) By a majority vote of a quorum of the Board of Directors constituting the directors who are not parties or threatened to be made parties to such action, suit or proceeding; or

          (b) If the quorum described in subparagraph (a) above is not obtainable, then by majority vote of a committee of directors duly designated by the Board of Directors and constituting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit or proceeding; or

          (c) By legal counsel in a written opinion which counsel shall be selected in one of the following ways:

               (i) By the Board of Directors or its committee in the matter prescribed in subparagraph (a) or (b); or

               (ii) If a quorum of the Board of Directors can not be obtained under subparagraph (a) and a committee can not be designated under subparagraph (b), by the Board of Directors; or

          (d) By the shareholders, but shares held by directors or officers who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

     SECTION 6. Proportionate Indemnity. If a person is entitled to indemnification under SECTION 1 of this ARTICLE VIII for a portion of expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

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     SECTION 7.  Expense Advance.  The Corporation shall pay or reimburse the reasonable expenses incurred by the person referred to in SECTION 1 of this
ARTICLE VIII who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding, if:

          (a) The person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in SECTION 1; and

          (b) The person furnishes the Corporation a written undertaking executed personally, or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct. The undertaking shall be an unlimited general obligation of the person on whose behalf advances are made but need not be secured.

     SECTION 8. Non-Exclusivity of Rights. The indemnification or advancement of expenses under this ARTICLE VIII is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

     SECTION 9.  Indemnification of Employees and Agents of the
Corporation. The Corporation may, to the extent authorize from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to an employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     SECTION 10. Insurance. The Corporation may purchase and maintain insurance on behalf of itself and/or any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability Corporation or other enterprise against any liability asserted against he or she and incurred by him or her in a such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify against such liability under the By-Laws or the laws of the State of Michigan.

     SECTION 11. Changes in Michigan Law. In the event of any change in the Michigan statutory provisions applicable to the Corporation relating to the subject matter of this ARTICLE VIII, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the Corporation to provide broader indemnification rights and such provisions permitted the Corporation to provide prior to any such change.

     SECTION 12. Enforcement of Rights. Any indemnification or payment in advance of final disposition under this ARTICLE VIII shall be made promptly, and in any event within thirty (30) days after written request of the Corporation by the person seeking indemnification or payment. The rights granted by this
ARTICLE VIII shall be enforceable by such person in any court of competent jurisdiction.

     SECTION 13. Amendment or Repeal of Article VIII. No amendment or repeal of this ARTICLE VIII shall apply to or have any adverse effect on the indemnification rights or protection of any director of officer of the Corporation or any other person existing at the time of such amendment or repeal for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                                   ARTICLE IX

                           FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the 31st of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

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                                   ARTICLE X

                            VOTE ON SPECIAL MATTERS

     The Corporation shall not take any of the following actions unless such action is authorized by a vote of seventy-five percent (75%) members of the Board of Directors of the Corporation:

          (a) Amendment to the Corporation's Article of Incorporation of the By-Laws;

          (b) Approval of any merger, share exchange or dissolution involving the Corporation or any of its subsidiaries;

          (c) The sale or transfer of all or substantially all of the corporate assets of the Corporation or any of its subsidiaries;

          (d) The acquisition by the Corporation of another business or operation by way of merger, share exchange, purchase of stock, purchase of assets or otherwise where in the consideration paid or delivered exceeds ten percent (10%) of the book value of the assets of the Corporation and its subsidiaries or ten percent (10%) of the fair market value of the outstanding capital stock of the Corporation, as applicable;

          (e) Any action taken by the Corporation as a shareholder of any subsidiary; and

          (f) Election of officers, nomination of directors and appointment of Board of Directors committee members.

                                   ARTICLE XI

                                  LIMITATIONS

     No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of the Corporation. This limitation shall not apply to a transaction where there is no change in the respective beneficial ownership interest of shareholders other than pursuant to exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with the public offering, or the purchase of shares by a tax-qualified employee stock benefit plan. In the event shares are acquired in violation of this ARTICLE THIRTEENTH, all shares beneficially owned by any person in access of ten percent (10%) shall be considered "excessive shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote. For purposes of this ARTICLE THIRTEENTH, the term "person" includes an individual, a group acting in concert, corporation, partnership, savings bank, joint stock Corporation, trust, limited liability Corporation, unincorporated organization, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request for invitation for tenders of, a security or interest in a security for value.

     The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     The term "acting in concert" means:

          (a) Knowing participation in a joint activity or in a conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

          (b) A combination or pooling of voting or other interest in the securities of an issue or for a common purpose pursuant to a contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

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                                  ARTICLE XII

                                SPECIAL MEETINGS

     Special meetings of shareholders relating to changes and control of the Corporation or amendment to its Articles of Incorporation shall be called only upon direction of the Board of Directors.

                                  ARTICLE XIII

                      AMENDMENT OR REPEAL OF CHAPTER SEVEN

     The Corporation hereby elects to, and shall, be governed by and subject to Chapter Seven A of the Michigan Business Corporation Act, as heretofore amended and as the same may be amended from time to time hereafter.

                                  ARTICLE XIV

                            MATTERS TO BE EVALUATED

     The Board of Directors of the Corporation shall not approve, adopt or recommend any offer of any person or entity, other than the Corporation, to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets for business of the Corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the Corporation and its shareholders. In connection with this evaluation as to compliance with laws, the Board of Directors shall seek and rely upon an opinion of legal counsel and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with this evaluation as to the best interests of the Corporation and its shareholders, the Board of directors shall consider all factors which deems relevant, including without limitation:

          (a) The adequacy and fairness of the consideration to be received by the Corporation and/or its shareholders under the offer considering historical trading prices of the Corporation's stock, the price that might be achieved in a negotiated sale of stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for the Corporation and its business;

          (b) The potential social and economic impact of the offer and its consummation on the Corporation, its employees, customers, vendors and agents; and

          (c) The potential social and economic impact of the offer and its consummation on the communities in which the Corporation and any subsidiaries operate or are located.

                                   ARTICLE XV

                                   DIVIDENDS

     Subject to the terms of the Corporation's articles of incorporation and the regulations and orders of the Commissioner, the Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock.

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                                  ARTICLE XVI

                                 CORPORATE SEAL

     The Board of Directors shall provide a Corporation seal which shall be two concentric circles between which shall be the name of the Corporation. The year of incorporation or an emblem may appear in the center.

                                  ARTICLE XVII

                               AMENDMENT, REPEAL

     Notwithstanding any other provision to the contrary in the Articles of Incorporation or these By-Laws of the Corporation, in each case as amended from time to time (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or these By-Laws of the Corporation), the affirmative vote of the holders of eighty (80%) percent or more of the outstanding shares of common stock shall be required to amend, repeal or adopt any provision inconsistent with Articles 9, 10, 11, 12, 13, 14, 15 and 16 of the Articles of Incorporation (other than an amendment to Articles 10 and 11 which has the effect of broadening the limitation on liability or indemnification provisions contained in those Articles).

     The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by the Articles of Incorporation, the affirmative vote of the holders of at least eighty (80%) percent of the voting power of all of the then outstanding shares of the capital stock of the Corporation and entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

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